                                                                     EXHIBIT 5.0


      [LETTERHEAD OF BROOKS, PIERCE, MCLENDON, HUMPHREY & LEONARD, L.L.P.]



                               December 18, 1997

                                                                  (910) 271-3112



Board of Directors
First Savings Bancorp, Inc.
Post Office Box 1657
Southern Pines, North Carolina 28388-1657

     Re: Registration Statement on Form S-8 with Respect to the Offering of up to 720,000 Shares of Common Stock

Gentlemen:

     We have acted as special counsel to First Savings Bancorp, Inc. (the "Holding Company"), in connection with the Holding Company's registration under the Securities Act of 1933 on Form S-8 (the "Registration Statement") of its offering of up to 720,000 shares of Common Stock, no par value (the "Shares") under the First Savings Bank of Moore County, Inc., SSB Employee Stock Option Plan and First Savings Bank of Moore County, Inc., SSB Nonqualified Stock Option Plan for Directors (the "Stock Option Plans") in connection with the exercise of stock options (the "Option Rights"). As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering our opinions.

     For purposes of rendering our opinion, we have assumed that (i) the Shares issuable pursuant to the exercise of Option Rights granted under the terms of the Stock Option Plans will continue to be duly and validly authorized on the dates the Shares are issued pursuant to the Option Rights; (ii) on the dates the Option Rights are exercised, the Option Rights granted under the terms of the Stock Option Plans will constitute valid, legal and binding obligations of the Holding Company and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable against the Holding Company in accordance with their terms; (iii) no change occurs after the date hereof in applicable law or the pertinent facts; and (iv) the provisions of applicable "blue sky" and other state securities laws have been complied with to the extent required.

Board of Directors
First Savings Bancorp, Inc.
December 18, 1997
Page 2



     Based on the foregoing, and subject to the assumptions set forth herein, it is our opinion as of the date hereof that the Shares which have been or are to be issued pursuant to the Stock Option Plans have been duly and validly authorized and, upon the issuance or sale of the Shares in accordance with the Stock Option Plans, and upon receipt of any consideration required thereby, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement.


                              Sincerely yours,

                              BROOKS, PIERCE, MCLENDON, HUMPHREY & LEONARD,
                              L.L.P.



                              By: /s/ Randall A. Underwood
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